DNAPrint INVESTMENT AGREEMENT

                            DATED September 28, 2004

                                   relating to

                                 Biofrontera AG



                                ALLEN & OVERY LLP

                                    Frankfurt

10.47.Investment_Agreement.DOC
                                    contents

Clause                                                                  ge

1.       Interpretation...................................................5

2.       DNAPrint's Investment............................................6

3.       Default of Payment...............................................9

4.       The Use of Proceeds.............................................12

5.       Silent Partnership..............................................12

6.       Representations and Warranties of the Company...................12

7.       Guarantee and Undertaking of DNAPrint...........................14

8.       Management structure............................................14

9.       Transaction Costs...............................................14

10.      Bridge Loan Agreement.............................................

11.      Additional Financing............................................15

12.      SEC Filing......................................................16

13.      Obligations of the Company and the parties......................16

14.      Press/Media.....................................................17

15.      Status of this Agreement........................................17

16.      Right to Rescind................................................17

17.      Closing.........................................................18

18.      General.........................................................19

19.      Governing Law and Jurisdiction..................................20

Annex

1.       Share Sale and Transfer Agreement...............................22

2.       Guarantees......................................................25

3.       Due Diligence Index.............................................33

4.       Contingent Capital..............................................34

5.       Authorized Capital IV...........................................36

6.       Authorised Capital III..........................................37

THIS AGREEMENT is made on 28 September, 2004 BETWEEN:

(1)   Prof. Dr. Hermann Lubbert, Hohenstr. 59, 51381 Leverkusen, Germany;

(2)   Dr. Montserrat Foguet-Lubbert, Hohenstr. 59, 51381 Leverkusen, Germany;

(3)   Richard Gabriel, 20 Blodgett Ave., Swampscott, MA 01907, USA;

(4)   Monica Tamborini, 20 Blodgett Ave., Swampscott, MA 01907, USA;

(5)   LeVenture Kapitalbeteiligungsgesellschaft mbH & Co. KG,
      Friedrich-Ebert-Stra(beta)e 39, 51373 Leverkusen, Germany; hereinafter also referred to as LeVenture;

(6) TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH, Spinnmuhlengasse 9, 50676 Koln, Germany; hereinafter also referred to as TMK;

(7) 3i Group Investments Limited Partnership, 91 Waterloo Road, SE1 London 8XP, GB; hereinafter also referred to as 3i;

(8)   PRICAP Venture Partners AG, Rotenbaumchaussee 54, 20148 Hamburg, Germany;

(9)   TRE Holding AG, Bosch 71, 6331 Hunenberg, Switzerland;

(10) tbg Technologie-Beteiligungs-Gesellschaft mbH, Ludwig-Erhard-Platz 3, 53179 Bonn, Germany; hereinafter also referred to as tbg;

(11)  Dr. Peter Engels, Am Muhlenberg 29, 51465 Bergisch Gladbach;

(12)  Armin Ollig, Hamberger Stra(beta)e 74, 51381 Leverkusen;

(13)  Dr. Stefan Zwilling, Munstersga(beta)chen 20, 51375 Leverkusen;

(14)  Inga Engels-Kunz, Rothbroicher Stra(beta)e 6, 51467 Bergisch Gladbach;

(15)  Dr. Christine Stichel-Gunkel, Ginsterweg 1B, 51427 Bergisch Gladbach;

(16)  Christian Schramm, Am Maarhof 2, 51145 Koln;

(17)  Dr. Barbara Welters, Griesberger Stra(beta)e 27, 50768 Koln;

(18)  Dr. Beate Schmitz, Helmholtzstra(beta)e 78, 50825 Koln;

(19)  Regina Hiltawsky, Schleswigstra(beta)e 6, 51065 Koln;

(20)  Ulrike Ebel, Muhlenweg 150, 51373 Leverkusen;

(21)  Prof. Dr. Detlev Riesner, Sonsbecker Stra(beta)e 17, 40547 Dusseldorf;

(22) Heidelberg Innovation BioScience Venture II GmbH & Co. KG, represented by Heidelberg Innovation Fonds Management GmbH, Im Neuenheimer Feld 581, 69120 Heidelberg, Germany; hereinafter also referred to as BSV II;

(23) Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A., represented by Heidelberg Innovation Fonds Management GmbH, Im Neuenheimer Feld 581, 69120 Heidelberg; hereinafter also referred to as HIPB;

(24)  Stefan Weber, Im Furstenbrunnchen 32, 51429 Bergisch-Gladbach;

(25) Biofrontera AG, Hemmelrather Weg 201, 51377 Leverkusen, Germany; hereinafter also referred to as the Company or Biofrontera AG;

(26) Biofrontera Pharmaceuticals GmbH, Hemmelrather Weg 201, 51377 Leverkusen, Germany; hereinafter also referred to as Biofrontera GmbH;

(27) Biofrontera Discovery GmbH, Waldhofer Str. 104, 69123 Heidelberg; hereinafter also referred to as Biofrontera Discovery GmbH;

(28) DNAPrint genomics, Inc., 900 Cocoanut Ave. Sarasotar, FL 34236, USA; hereinafter referred to as DNAPrint.

In this Agreement the parties named in (1) to (23) are collectively or individually referred to as the Current Shareholders. The parties named in (1) to (23) and (28) are collectively or individually referred to as the Shareholders.

Unless otherwise specified, any listings in this Agreement include both the first and the last items specified, e.g. "the parties named in (2) to (9) of the Preamble" includes both the party named in (2) and the party named in (9), as well as (3), (4), (5), (6), (7) and (8).

                                       I.

(A) Biofrontera AG is a German stock corporation, registered in the commercial register of the local court of Cologne under HRB 49717, located in Leverkusen, with its principal office at Hemmelrather Weg 201, 51377 Leverkusen, Germany. Biofrontera AG owns 100% of the shares in Biofrontera GmbH and Biofrontera Discovery GmbH.

(B) Prior to the capital measures planned in this Agreement, the Current Shareholders hold shares in the Company as set forth in the following table:

         --------------------------------------------------------------------- -----------------------------------

         Shareholder                                                              Number of Shares
         --------------------------------------------------------------------- -----------------------------------

         Prof. Dr. Hermann Lubbert                                                403,200 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Dr. Montserrat Foguet-Lubbert 25,200 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Richard Gabriel                                                          12,600 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Monica Tamborini                                                         12,600 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         LeVenture                                                                99,120 Preferred A

                                                                                  63,766 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         --------------------------------------------------------------------- -----------------------------------

         Shareholder                                                              Number of Shares
         --------------------------------------------------------------------- -----------------------------------
         TMK                                                                      99,120 Preferred A

                                                                                  63,766 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         3i                                                                       191,520 Preferred A

                                                                                  231,587 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         PRICAP Venture Partners AG                                               39,480 Preferred A
         --------------------------------------------------------------------- -----------------------------------

         TRE Holding AG                                                           39,480 Preferred A
         --------------------------------------------------------------------- -----------------------------------

         tbg Technologie-Beteiligungs-Gesellschaft mbH                            89,880 Preferred A
         --------------------------------------------------------------------- -----------------------------------

         Dr. Peter Engels 784 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Armin Ollig                                                              420 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Dr. Stefan Zwilling 308 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Inga Engels-Kunz                                                         196 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         PD Dr. Christine Stichel-Gunkel                                          140 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Christian Schramm                                                        70 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Dr. Barbara Welters 70 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Dr. Beate Schmitz 56 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Regina Hiltawsky                                                         14 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Ulrike Ebel                                                              14 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Prof. Dr. Detlev Riesner                                                 5,371 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         BSV II                                                                   314,178 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         HIPB                                                                     169,173 Preferred B
         --------------------------------------------------------------------- -----------------------------------

         Own Shares                                                               756 Common Shares
         --------------------------------------------------------------------- -----------------------------------

         Share capital                                                            1,862,869
         --------------------------------------------------------------------- -----------------------------------

         The parties acknowledge that under the current ESOP 4,217 convertible bonds have been issued, which may require the issuance of another 59,038 Shares. Furthermore, there are further 13,734 convertible bonds which have not been issued yet under the ESOP and which cannot be issued anymore since the empowerment elapsed.

                                       II.

The parties named in (1) and (2), (5) to (27) and Johnson Matthey Pharmaceuticals Materials Inc. (hereinafter referred to as Johnson Matthey) entered into (i) a "Shareholders' Agreement" dated 3 July 2003, (ii) in July 2003 into an "Amendment to Shareholders' Agreement dated 3 July 2003" and (iii) and an "Investment Agreement" dated 3 July 2003. The parties named in (1), (2) and (5) to (27) entered into (iv) an "Amendment to Investment Agreement dated 3 July 2003" dated 31 December 2003. In May 2004 the parties named in (3) and (4) acquired the shares of Johnson Matthey and took over its rights and obligations under the agreements named in (i), (ii) and (iii) and became party to the agreement named in (iv). The agreements named in (i) and (ii) are collectively referred to as the Shareholders' Agreement. The agreements named in (iii) and
(iv) are collectively referred to as the Investment Agreement.

On the day of the signing of this Agreement the parties named in (1) to (28) will also enter into an agreement on the accession and second amendment to the Shareholders' Agreement (hereinafter referred to as the Accession Agreement). The parties to this Agreement acknowledge that Biofrontera, BSV II, HIPB, TMK, 3i and Prof. Dr. Detlev Riesner entered into bridge loan agreement on the granting of a loan amounting up to EUR 1,200,000 dated the same date as this Agreement (hereinafter referred to as the Bridge Loan Agreement).

IT IS AGREED as follows:

1.    Interpretation

1.1 In this Agreement the capitalised terms have the following meaning unless the context requires otherwise:

      Additional Payments means additional payments in the sense of Sec. 272 Sub.-sec. 2 No. 4 of the German Commercial Code (HGB);

      A Investors means the parties listed in (5) to (10) of the Preamble of this Agreement or any of their legal successors if the relevant legal successor becomes A Shareholder, i.e. a holder of Preferred A in the Company, jointly or individually or both;

      Agreement means this DNAPrint Investment Agreement, including any Annexes;

      B Investors means the parties listed in (5) to (7), (21) to (23) and (28) of the Preamble of this Agreement or any of their legal successors if the relevant legal successor becomes B Shareholder, i.e. a holder of Preferred B in the Company, jointly or individually or both;

      B Shareholders means any or all holders of Preferred B in respect of the Preferred B held by it or them, jointly or individually or both;

      Common Shares means any or all non-par value registered shares with a proportionate amount of the Company's share capital of 1.00 allotted to each share in the Company except for Preferred A, Preferred B;

      Company or Biofrontera AG means Biofrontera AG, with its principal place of business at Hemmelrather Weg 201, 51377 Leverkusen, Germany and registered in the commercial register of the local court Cologne under HRB 49717;

      Current Shareholders means the parties named in (1) to (23) of the Preamble of this Agreement or any of their legal successors if the relevant legal successor becomes shareholder in the Company, jointly or individually or both;

      ESOP means the current employee stock option plan of the Company as defined in Clause 6 of the Shareholders' Agreement;

      Investors means all A Investors and B Investors jointly or individually or both;

      Management Board means the management board of the Company;

      Preferred A means any or all non-par value registered shares with a proportionate amount of the Company's share capital of 1.00 allotted to each share issued by the Company as voting preference shares class A;

      Preferred B means any or all non-par value registered shares with a proportionate amount of the Company's share capital of 1.00 allotted to each share issued or to be issued by the Company as voting preference shares class B;

      Preferred Shareholders means any or all holders of Preferred A and Preferred B, jointly or individually or both;

      SEC Approval means the approval as defined in Clause 12;

      Shares means any or all non-par value registered shares in the Company with a proportionate amount of the Company's share capital of 1.00 allotted to each share issued or to be issued, including Common Shares, Preferred A and Preferred B;

      Shareholders means the parties named in (1) to (23) and (28) of the Preamble of this Agreement or any of their legal successors if the relevant legal successor becomes Shareholder in the Company, jointly or individually or both;

      Silent Partnership I means the participation agreement entered into between the Company and tbg concerning the formation of a silent partnership about DM 2 mill. dated 2nd October, 1998 and 10th October, 1998;

      Silent Partnership II means the participation agreement entered into between the Company and tbg concerning the formation of a silent partnership about DM 3 mill. dated 2nd October, 1998 and 10th October, 1998;

      Silent Partnership III means the participation agreement entered into between the Company and tbg concerning the formation of a silent partnership about 2,954,800 dated 8th January, 2001;

      Subscription Rights means all subscription rights related to Shares;

      Subsidiary (or Subsidiaries) means a company (or all companies) in which the Company has a controlling interest;

      Supervisory Board means the supervisory board of the Company;

1.2 Unless otherwise specified, any references to Clauses, Subclauses, Paragraphs and Annexes are references to clauses, Subclauses, paragraphs and annexes of this Agreement, e.g. "subject to Subclause 2.7" means "subject to Subclause 2.7 of this Agreement".

1.3 Where a defined term refers to a word in plural the same term in singular beginning with a capital letter in this Agreement shall have the same meaning as the defined term, e.g. "If any Shareholder wishes to dispose" shall refer to all Shareholders in the sense of this Clause.

2.    DNAPrint's Investment

2.1 In a shareholders' meeting to be held immediately after signing of this Agreement the Current Shareholders shall resolve to increase the share capital of the Company from 1,862,869 by 2,157,497 to 4,020,366 in return for cash contributions through the issuance of 2,157,497 non-par value registered shares as voting preference shares class B with a portion of the Company's share capital of 1.00 each. The new Preferred B shall be issued as follows:

      (a)   The issue price (Issue Price) shall be 1.00 per Preferred B.

      (b)   Each new Preferred B shall grant one vote.

      (c) Each new Preferred B shall grant the right to participate in profits from 1st January, 2004.

2.2 The shareholders' resolution for the capital increase shall provide that the Current Shareholders waive their subscription rights and that DNAPrint is eligible to subscribe for all 2,157,497 new Preferred B, indicating the Issue Price as a pro rata amount of the Company share capital without a premium, i.e., as 1.00 per share so that the total amount of the Issue Price is 2,157,497. DNAPrint shall only be obliged and entitled to subscribe for the new Preferred B if the SEC Approval has been granted. DNAPrint shall be obliged to subscribe for the new Preferred B without undue delay, but not later than fifteen (15) days after the SEC Approval. The corresponding subscription form shall provide that the subscription shall not be binding if the consummation of the share capital increase is not registered in the commercial register of the Company within six (6) months after the capital increase was resolved.

2.3 The total Issue Price shall be paid in three instalments amounting to 833,333, 833,333 and 490,831 respectively. The first instalment is due five (5) days after subscription and the two subsequent instalments are due on the same day of the following two months (e.g., if the first instalment is due on 3 August, the following two instalments are due on 3 September and 3 October). DNAPrint shall pay the total amount of the Issue Price into the Company's special account for the increase of capital at Deutsche Bank Leverkusen, account number 704 545 301, bank sorting code 375 700 64.

2.4 The Shareholders agree that in addition to the Issue Price DNAPrint shall pay an extra amount of 8.27 per share, which shall be recorded as other Additional Payments (referred to collectively with the Issue Price as the DNA Purchase Price). The total amount of the Additional Payments is 17,842,500.19. DNAPrint's obligation shall exist exclusively vis-a-vis the Current Shareholders, but for the sole benefit of the Company. A corresponding claim of the Company shall not be created.

2.5 The total amount of the Additional Payments shall be paid by DNAPrint in 22 monthly instalments into the Company's account at Sparkasse Leverkusen, account number 100 119 510, bank sorting code 375 514 40. The first instalment is due on the same date as the last instalment of the Issue Price and amounts to 342,502. The other 21 instalments are due on the same day of the following months and amount to 833,333 each.

2.6 The payment obligations under Subclauses 2.3 to 2.5 shall be discharged only on the day on which the amount is booked on the respective Company's account. Payments pursuant to Subclauses 2.3 to 2.5 shall be made by wire transfer to the Company's respective account free of any fees, costs and charges and in Euro. DNAPrint shall be entitled to pay any or all instalments before their respective due dates.

2.7 Each of the Shareholders undertakes individually vis-a-vis every other Shareholder to do everything necessary or appropriate to carry out the measures agreed to in Clause 2. In particular the Current Shareholders undertake to co-operate in the increase of the share capital as described by exercising their voting rights in the shareholders' meeting of the Company accordingly and by waiving all their Subscription Rights in connection with the share capital increase. The Current Shareholders undertake vis-a-vis each other and the Company not to institute an action to set aside or to nullify the resolution on the share capital increase described in Clause 2, and the Current Shareholders hereby waive all rights they have or might have for whatever reason to challenge or to apply for the judicial determination regarding the resolution's nullity, in particular but not exclusively due to or in connection with the exclusion of their Subscription Rights or the issue price of the new Preferred B. The Shareholders undertake vis-a-vis each other and the Company not to institute an action for damages against the Company, its Management Board, its Supervisory Board, any members of these boards or each other based on the increase of share capital by issuing new shares in consideration for cash as foreseen in Clause 2.

2.8 After the subscription and the receipt of the first instalment of the Issue Price the Company shall without undue delay apply for registration in the commercial register of the resolution on the increase of the share capital and of the consummation of the increase of share capital in accordance with Section 188 German Stock Corporation Act. The Company, the Managers and the Shareholders shall take all measures and make all declarations necessary or appropriate for the increase of share capital to become effective.

2.9 Each of the Shareholders undertakes individually vis-a-vis every other Shareholder to carry out a new shareholders' resolution, should the resolution under Subclause 2.1 be ineffective for whatever reason.

2.10 Once the increase of share capital described in Subclause 2.1 has become effective, the Shareholders shall hold shares, each with the portion of the Company's share capital of 1.00 as set forth in the following table:

       ------------------------------------------------------------------- -----------------------------------

         Shareholder                                                             Number of Shares
         ------------------------------------------------------------------- -----------------------------------

         Prof. Dr. Hermann Lubbert                                               403,200 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Dr. Montserrat Foguet-Lubbert 25,200 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Richard Gabriel                                                         12,600 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Monica Tomborini                                                        12,600 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         LeVenture                                                               99,120 Preferred A

                                                                                 63,766 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         TMK                                                                     99,120 Preferred A

                                                                                 63,766 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         3i                                                                      191,520 Preferred A

                                                                                 231,587Preferred B
         ------------------------------------------------------------------- -----------------------------------

         PRICAP Venture Partners AG                                              39,480 Preferred A
         ------------------------------------------------------------------- -----------------------------------

         TRE Holding AG                                                          39,480 Preferred A
         ------------------------------------------------------------------- -----------------------------------

         tbg Technologie-Beteiligungs-Gesellschaft mbH                           89,880 Preferred A
         ------------------------------------------------------------------- -----------------------------------

         Dr. Peter Engels 784 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Armin Ollig                                                             420 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Dr. Stefan Zwilling 308 Common Shares
         ------------------------------------------------------------------- -----------------------------------

       ------------------------------------------------------------------- -----------------------------------

         Shareholder                                                             Number of Shares
         ------------------------------------------------------------------- -----------------------------------
         Inga Engels-Kunz                                                        196 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         PD Dr. Christine Stichel-Gunkel                                         140 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Christian Schramm                                                       70 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Dr. Barbara Welters 70 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Dr. Beate Schmitz 56 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Regina Hiltawsky                                                        14 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Ulrike Ebel                                                             14 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         BSV II                                                                  314,178 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         HIPB                                                                    169,173 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         Prof. Dr. Detlev Riesner                                                5,371 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         DNAPrint                                                                2,157,497 Preferred B
         ------------------------------------------------------------------- -----------------------------------

         Own Shares                                                              756 Common Shares
         ------------------------------------------------------------------- -----------------------------------

         Share capital                                                           4,020,366
         ------------------------------------------------------------------- -----------------------------------

      The parties acknowledge that under the current ESOP 4,217 convertible bonds have been issued, which may require the issuance of another 59,038 Shares.

3.    Default of Payment

3.1   DNAPrint declares herewith the following:

(a)

      (i) DNAPrint consents herewith that the Company may redeem DNAPrint's Preferred B pursuant to ss. 30 (1) of the Articles of Association for which DNAPrint did not pay the aggregate DNA Purchase Price in accordance with this Agreement. The number of Preferred B to be kept by DNAPrint shall be calculated as follows: the sum of the aggregate DNA Purchase Price already paid is to be divided by EUR 9.27. Accordingly, the number of Preferred B to be redeemed is the difference between the aggregate number of DNAPrint's Preferred B and DNAPrint's Preferred B to be kept.

      (ii) DNAPrint waives any claims for compensation it may have pursuant to the Company's articles of association.

      (iii) DNAPrint consents that the Shareholders' Agreement as amended by the Accession Agreement shall be amended to reflect the lower number of Preferred B held by DNAPrint after redemption. The amendments will be mutually agreed between the parties concerned, taking into account the number of Preferred B kept by DNAPrint and Subclauses
            2.6 and 2.7 of the Shareholders' Agreement as amended by the Accession Agreement.

(b)

      (i) DNAPrint authorizes herewith the Company to sell to a third party determined by the Company the number of DNAPrint's Preferred B for which DNAPrint did not pay the aggregate DNA Purchase Price in accordance with this Agreement. The number of Preferred B to be kept by DNAPrint shall be calculated as follows: the sum of the DNA Purchase Price already paid is to be divided by EUR 9.27. Accordingly, the number of Preferred B to be sold by the Company is the difference between the aggregate number of DNAPrint's Preferred B and DNAPrint 's Preferred B to be kept. The sale agreement shall have substantially the form of Annex 1. The total sale price agreed upon with ------- the third party (the Third Party Sale Price) may be determined by the Company. The agreement of sale with the third party shall stipulate that the Third Party Sale Price is paid directly to the Company. DNAPrint shall not be liable for the remaining amount if the Third Party Sale Price is lower than the aggregate DNA Purchase Price that DNAPrint has failed to pay.

      (ii) DNAPrint herewith assigns its claim of the Third Party Sale Price to the Company without any compensation.

      (iii) DNAPrint consents that the Shareholders' Agreement as amended by the Accession Agreement shall be amended to reflect the lower number of Preferred B held by DNAPrint after the sale. The amendments will be mutually agreed between the parties concerned, taking into account the number of Preferred B kept by DNAPrint and Subclauses 2.6 and
            2.7 of the Shareholders' Agreement as amended by the Accession Agreement.

3.2 A statement of the account into which the payment is to be made pursuant to Clause 2 dated as of the day after expiration of the curing period set forth in the written demand pursuant to Subclause 3.3 shall suffice as proof of the non-fulfilment of the DNAPrint payment obligation.

3.3 If DNAPrint is in default with its payment obligations pursuant to Clause 2 in accordance with Section 286 of the German Civil Code (BGB) and the Company issued a written demand to DNAPrint providing for a ten (10) days curing period and DNAPrint did not pay the due and demanded payment during the curing period, the Company is entitled to decide at its sole discretion whether it will

      (a) accept DNAPrint's offer pursuant to Paragraph 3.1(a) and redeem DNAPrint's Preferred B in accordance with Paragraph 3.1(a); or

      (b) accept DNAPrint's offer to sell the shares to a third party as agent pursuant to Paragraph 3.1(b).

3.4 With respect to half of the amount of each monthly instalment pursuant to Clause 2 objections against DNAPrint's payment obligations, i.e. against the corresponding Company's claims cannot be raised unless explicitly allowed under this Agreement. If DNAPrint does not pay the other half of the amount of each monthly instalment pursuant to Clause 2 and invokes an objection the Company shall not be entitled to redeem or sell DNAPrint's shares pursuant to Clause 3.3 without DNAPrint confirming its consent. The rights of the Company and DNAPrint to pursue their respective rights against DNAPrint or the Company, as the case may be, shall remain unaffected.

3.5 DNAPrint undertakes vis-a-vis each of the Current Shareholders to do everything necessary or appropriate to carry out the measures to which it obliged itself in Subclause 3.1, in particular to exercise its voting rights to effect the redemption of its Preferred B, or to the transfer of its Preferred B or to re-confirm any of its declarations made under Subclause 3.1, DNAPrint hereby irrevocably authorises 3i, TMK, HIPB and BSVII, each to act alone, to represent DNAPrint in the relevant shareholders' meeting; a separate power of attorney to be signed by DNAPrint is attached as Annex 7. The Current Shareholders waive herewith any rights they may have based on the principle of non-discrimination pursuant to sec. 53a AktG in connection with the sale.

3.6 If DNAPrint does not fulfil its payment obligations under Clause 2 pursuant to Subclauses 3.3 and 3.4 DNAPrint undertakes herewith vis-a-vis the Company and each of its Current Shareholders to exercise its rights as shareholder of the Company, including its voting rights with regard to those shares which can be redeemed or sold pursuant to Subclause 3.1 as follows:

(a) DNAPrint shall lose its voting rights regarding Internal Votes as defined in the Accession Agreement; and

(b)

      (i) DNAPrint shall exercise its voting rights in shareholders' meeting including the exercise of its voting rights regarding special resolutions in the meaning of the AktG and the Company's articles of associations in compliance with the result of the relevant Internal Vote passed by the B Shareholders other than DNAPrint; or

      (ii) If the Shareholders' Agreement as amended by the Accession Agreement does not provide for an Internal Vote of the B Shareholders with respect to the specific shareholders' resolution or special resolution DNAPrint shall exercise its voting rights pursuant to an internal vote passed by the B Shareholders other than DNAPrint to which the stipulation regarding the Internal Vote shall apply mutatis mutandis.

(c) DNAPrint herewith authorises irrevocably 3i, TMK, HIPB and BSVII each to act alone to represent DNAPrint in shareholders' meeting and to exercise DNAPrint's voting right in accordance with Paragraphs 3.6(a)-(c) if DNAPrint does not fulfil its payment obligations pursuant to Subclause 3.3; a separate power of attorney to be signed by DNAPrint is attached as Annex 8.

3.7 The parties to this Agreement agree that the Company's and the Current Shareholders' remedies for DNAPrint's failure to pay the DNA Purchase Price are restricted to those set out in Clause 3 and that other remedies for DNAPrint's failure to pay the DNA Purchase Price, including but not limited to, claims for damages (e.g. Sections 280 ff. of the BGB) shall be excluded. The Company's or the Shareholders' right to set off any outstanding payment of the DNA Purchase Price with any of DNAPrint's Claim for Damages in accordance with Clause 6 or the right to withhold performance of obligations shall remain unaffected..

4.    The Use of Proceeds

4.1 The proceeds from the share capital increase pursuant to Clause 2, i.e., the aggregate Additional Payments pursuant to Subclause 2.4, shall be used for purposes of funding growth, e.g., for working capital needs, capital expenditures and the general corporate purposes of the Company, in accordance with the business plan (Business Plan) to be set up by the Company without undue delay. The Business Plan shall be agreed upon by the Company and the B Investors based on an Internal Vote of the B Investors.

4.2 The Shareholders agree to aim for an IPO on a stock exchange in particular Nasdaq, NYSE or an European stock exchange, whichever may be preferable to optimise the shareholders' value.

5.    Silent Partnership

      Tbg's consent to the measures stipulated in this Agreement and in the Accession Agreement required under the Silent Partnerships I - III, in particular for the participation of DNAPrint and the increase of the share capital pursuant to Clause 2.1 has been granted and is herewith confirmed by tbg.

6.    Representations and Warranties of the Company

6.1 Subject to the provisions of this Clause, the Company and its Subsidiaries jointly and severally guarantee vis-a-vis DNAPrint by way of independent guarantees within the meaning of Section 311 German Civil Code (BGB) that the statements set forth in Annex 2 of this Agreement are true and correct as of the date of the signing of this Agreement.

6.2 Where one or more of the statements set forth in Annex 2 proves to be untrue or incorrect (for the purposes of this Clause, Breach of Guarantee), DNAPrint shall have the right to demand the Company or its Subsidiaries or both to take such measures as required to remedy the Breach of Guarantee and the Company or its Subsidiaries or both shall be obliged to remedy this Breach of Guarantee in accordance with the demand, within an appropriate time period as specified in the demand, and in no case later than one month after issuance of the demand (the Specified Period). If the Breach of Guarantee is not remedied by the Company or its Subsidiaries within the Specified Period, or if such remedy is not possible, the Company and its subsidiaries shall be jointly and severally liable to DNAPrint for damages in accordance with the subsequent Subclauses. The liability is not conditional on any fault or other responsibility on the part of Company or its Subsidiaries. DNAPrint is deemed to know the facts that were disclosed in the limited financial, legal and technical due diligence. The parties agree that Section 442 of the BGB shall apply with the provision that only the documents marked in Annex 3 were submitted to DNAPrint and its advisors respectively in the course of limited financial and legal due diligence and are therefore deemed to be known by DNAPrint. With regard to technical due diligence, all documents with regard to which the Company can prove that they were submitted to DNAPrint or their advisers are deemed to be known by DNAPrint as well.

6.3 Without prejudice to the obligation of the Company and its Subsidiaries to remedy a Breach of Guarantee as requested by DNAPrint, DNAPrint shall only have the right to claim damages (including but not limited to consequential damages and loss of profits) under Subclause 6.2 if the aggregate amount of an admissible claim exceeds 100,000 (Claim for Damages). In the event of an excess of 100,000 they shall have the right to claim the full amount (and not only the amount exceeding 100,000); the liability of the Company or its Subsidiaries pursuant to Subclause 6.2 shall in total not exceed the DNA Purchase Price. This limitation does not apply with respect to liability for legal defects in relation to the Preferred B. If the aggregate DNA Purchase Price is actually reduced due to an effective redemption or an effective sale of DNAPrint's Preferred B pursuant to Clause 3 the liability of the Company or its Subsidiaries shall be limited to the aggregate DNA Purchase Price actually paid by DNAPrint.

6.4   Should DNAPrint be entitled to a Claim for Damages according to Subclauses
      6.1 to 6.3 and 6.6 and 6.7 DNAPrint shall only be entitled to demand payment of this Claim for Damages up to the amount of the DNA Purchase Price actually paid on the date on which the Company settles the Claim for Damages by payment to DNAPrint. Additionally, DNAPrint shall be entitled to set off its remaining Claim for Damages with outstanding Additional Payments when due however only with the portion of each monthly instalment set out in Subclause 3.4 Sentence 2. The Current Shareholders explicitly agree to such set-off. The right to set-off outstanding Additional Payment with a Claim for Damages shall also apply for the Company and the Current Shareholders. The Current Shareholders explicitly agree to such set-off.

6.5 Pursuant to Sub-clauses 6.5 (a) and (b) Professor Dr. Lubbert guarantees personally by way of independent guarantee that the statements set forth in Annex 2 (except for the statement under F (4) 3. Sentence) are true and accurate to the best of his knowledge as of the date of the signing of this Agreement.

      (a) Where one or more of the statements set forth in Annex 2 proves to be false or inaccurate DNAPrint shall have the right to demand that Professor Dr. Lubbert bears the costs of remedying the Breach of Guarantee incurred by the Company, its Subsidiaries or DNAPrint (Indemnification Claim) if these costs account for a damage of DNAPrint. Alternatively, if the Breach of Guarantee has not been remedied within the Specified Period or if this remedy is impossible, DNAPrint shall have the right to demand that Professor Dr. Lubbert pays compensation either to the Company and its Subsidiaries or DNAPrint for the expenditures incurred and damages suffered due to the Breach of Guarantee (Claim for Damages I).

      (b) The liability of Professor Dr. Lubbert shall be limited to 1,000,000. If the aggregate DNA Purchase Price is actually reduced due to an effective redemption or sale of DNAPrint's Preferred B pursuant to Clause 3, the liability of the Professor Dr. Lubbert shall be limited to (euro) 1,000,000 or to the aggregate DNA Purchase Price actually paid by DNAPrint which ever is lesser. Professor Dr. Lubbert shall be entitled to compensate DNAPrint by delivering Shares in Biofrontera at the DNA Purchase Price up to the amount of 950,000.

6.6 Without prejudice to Subclause 6.5, DNAPrint shall be entitled to claim the amount payable due to the same Breach of Guarantee (Claim of Damages and Claim of Damages I) either by the Company, its Subsidiaries or Professor Dr. Lubbert once only. However, should DNAPrint request Professor Dr. Lubbert compensate the damages he shall not be entitled to have recourse to the Company or its Subsidiaries.

6.7 Except as set forth below all rights of DNAPrint in relation to a Breach of Guarantee are subject to a limitation period of one (1) year beginning with the signing of this Agreement. In the event of a wilful concealment of any facts or circumstances of a Breach of Guarantee, a limitation period of ten (10) years shall apply. With respect to tax guarantees given under F of Annex 2 the limitation period shall be six months and shall begin with the issuance of legally valid notification relating to the time period until signing of this Agreement, which shall not be subject to verification. The limitation period for tax guarantees shall in no case exceed 30 years from the signing of this Agreement. The limitation period shall be interrupted on demand as described in Subclauses 6.2 and 6.5.

6.8 The provisions of this Clause relating to the consequences of a Breach of Guarantee form an integral part of the guarantees and the guarantees are only given subject to these provisions and limitations. Any other recourse, including statutory recourse, is excluded.

7.    Guarantee and Undertaking of DNAPrint

7.1 DNAPrint warrants that the standby equity distribution agreement mentioned in Clause 12 is signed until the date of the signing of this Agreement, is legally binding (subject to the SEC Approval) and enables DNAPrint to fulfil this Agreement, in particular that there are no side agreements preventing DNAPrint from fulfilling this Agreement.

7.2 DNAPrint shall use commercially reasonable efforts to have authorized, and reserved for the purpose of issuance, such number of shares of common stock as shall be necessary to raise the capital necessary to pay the DNA Purchase Price in accordance with this Agreement. If at any time DNAPrint does not have available such shares of common stock, DNAPrint shall call and hold a special meeting of the shareholders for the purpose of increasing the number of shares authorized. DNAPrint shall recommend that the shareholders vote in favour of increasing the number of shares of common stock authorized.

8.    Management structure

8.1 DNAPrint wishes that the current members of the Management Board shall not be dismissed and that their current competencies shall not be altered. The Shareholders consent to this. Hence, the Shareholders agree that the terms of the current service agreements of the members of the Management Board shall be extended for another five (5) year term at financial conditions reflecting at least the conditions of the current service agreements and taking into consideration the position of both within Biofrontera and the relative position within the Management Board.

8.2 DNAPrint will grant Prof. Dr. Hermann Lubbert one seat in its board of directors within one (1) month after the signing of this Agreement.

8.3 To the extent legally permissible each of the Shareholders undertakes individually vis-a-vis every other Shareholder to do everything necessary or appropriate to bring into effect Subclauses 8.1 and 8.2.

9.    Transaction Costs

      Except for the court fees and notary's costs in connection with capital measures pursuant to this Agreement and amendments to the Articles of Associations provided for in the Accession Agreement as well as DNAPrint's costs for legal counsel up to Euro 100,000 which shall be borne by the Company, the parties shall each bear their own legal and other expenses concerning the measures foreseen in this Agreement and in the Accession Agreement of the same date. DNAPrint's costs to be borne by the Company pursuant the foregoing sentence shall be paid in twelve instalments (without any interest being owed) and be deducted from the first twelve
      (12) instalments of the Additional Payments.

10.   Bridge Loan Agreement

10.1 The Current Shareholders undertake vis-a-vis each other to pass a resolution on a contingent capital substantially in the form of Annex 4 in the Shareholders' meeting in which the share capital increase pursuant to Clause 2 is resolved.

10.2 The Shareholders agree that the lenders of the Bridge Loan Agreement shall be entitled to convert any or all outstanding issued instalments and/or accrued interests pursuant to ss. 8 of the Bridge Loan Agreement by receiving newly issued Preferred B generated by the use of the authorised capital created pursuant to Clause 11 for which the lenders shall pay the lowest possible issue price of (euro) 1.00 for each Preferred B in cash. The lenders undertake to enter into an agreement between the lenders of the Bridge Loan Agreement and the remaining Shareholders on the contribution of lenders' repayment claim of any or all outstanding issued instalments and/or the accrued interest thereon to the Company pursuant to the Bridge Loan Agreement, as additional payments in the sense of Sec. 272 Sub.-Sec. 2 No. 4 of the HGB.

10.3 Each of the Shareholders undertakes individually vis-a-vis every other Shareholder to do everything necessary or appropriate to carry out the measures agreed to in Clause 10. In particular the Current Shareholders undertake to co-operate in the passing of the shareholders' resolution as described in Subclause 10.1 by exercising their voting rights in the shareholders' meeting of the Company accordingly and by waiving all their Subscription Rights in connection with the creation or use of the contingent capital. The Current Shareholders undertake vis-a-vis each other and the Company not to institute an action to set aside or to nullify the resolution on the contingent capital described in Clause 10.1, and the Current Shareholders hereby waive all rights they have or might have for whatever reason to challenge or to apply for the judicial determination regarding the resolution's nullity, in particular but not exclusively due to or in connection with the exclusion of their Subscription Rights. The Shareholders undertake vis-a-vis each other and the Company not to institute an action for damages against the Company, its Management Board, its Supervisory Board, any members of these boards or each other based on the issuance of convertible bonds or shares as foreseen in Clause 10.1.

11.   Additional Financing

11.1 The Current Shareholders undertake vis-a-vis each other to pass a resolution on an authorised capital substantially in the form of Annex 5 in the shareholders' meeting in which the share capital increase pursuant to Clause 2 is resolved .

11.2 The Shareholders agree that the Investors or other investors may invest into the Company on terms and conditions equivalent to those of this Agreement (including but not limited to the payment of an Additional Payment to the Company reflecting the difference between the issuance price and the pre-money valuation of (euro) 17.6 million) up to the amount of 5 million in aggregate, based on a pre-money valuation of the Company of 17.6 million and by receiving newly issued Preferred B during a period of twelve (12) months after signing of this Agreement. The parties to this Agreement confirm that 5 million shall be inclusive of any funds contributed by a conversion of the lenders' repayment claim of the outstanding issued instalments and/or accrued interest thereon pursuant to the Bridge Loan Agreement and Clause 10. The Company is only entitled to use the authorised capital created pursuant to Subclause 11.1 and Annex 4 upon prior approval of the Supervisory Board members nominated by DNAPrint which shall not be withheld unreasonably. A consent with respect to the conversion of the lenders' repayment claim of the outstanding issued instalments and/or accrued interest thereon pursuant to the Bridge Loan Agreement and Clause 10 is however not required. The Company and the lenders undertake not to amend the Bridge Loan Agreement without the consent of the Supervisory Board members nominated by DNAPrint, which shall not unreasonably be withheld.

11.3 Each of the Shareholders undertakes individually vis-a-vis every other Shareholder to do everything necessary or appropriate to carry out the measures agreed to in Clause 11. In particular the Current Shareholders undertake to co-operate in passing of the shareholders' resolution as described by exercising their voting rights in the shareholders' meeting of the Company accordingly and by waiving all their Subscription Rights in connection with the creation and use of the authorised capital. The Current Shareholders undertake vis-a-vis each other and the Company not to institute an action to set aside or to nullify the resolution on the authorised capital described in Clause 11.1, and the Current Shareholders hereby waive all rights they have or might have for whatever reason to challenge or to apply for the judicial determination regarding the resolution's nullity, in particular but not exclusively due to or in connection with the exclusion of their Subscription Rights or the issue price of the new shares to be issued by using the authorised capital. The Shareholders undertake vis-a-vis each other and the Company not to institute an action for damages against the Company, its Management Board, its Supervisory Board, any members of these boards or each other based on the issuance of new shares by using the authorised capital as foreseen in Clause 11.1.

12.   SEC Filing

12.1 The parties to this Agreement acknowledge that DNAPrint has to file with the US Securities and Exchange Commission a registration statement registering certain common stock to be issued in connection with a standby equity distribution agreement to be entered into by DNAPrint and Dutchess Advisors LLP. The US Securities and Exchange Commission's declaration of effectiveness of such registration statement is hereinafter referred to as the SEC Approval.

12.2 DNAPrint undertakes vis-a-vis the Company that it will undertake everything necessary or appropriate to obtain the SEC Approval including to file the registration statement pursuant to Subclause 12.1 within ten
      (10) business days after the signing of this Agreement. Biofrontera shall support DNAPrint with regard to obtaining the SEC Approval to the extent reasonably necessary.

13.   Obligations of the Company and the parties

13.1 The parties to this Agreement acknowledge that there might exist an uncertainty whether the share capital increase of the Company resolved by its shareholders' meeting on 28 May 2001 amounting to EUR 202 was consummated by validly registering the consummation with the commercial register. The Company and the parties to this Agreement therefore undertake vis-a-vis DNAPrint and vis-a-vis each other to do everything necessary or appropriate to clear any uncertainties without undue delay after the signing of this Agreement so that the number of shareholders and their stockholding in the Company comply to the table of shareholdings under Section I (B) before subscription by DNAPrint. The Management Board undertakes to report to the Supervisory Board about the status of the Company's undertaking regularly to each meeting of the Supervisory Board. The Company undertakes to indemnify DNAPrint from any liabilities vis-a-vis and claims from the Company, its Current or previous Shareholders arising in connection with the capital increase by EUR 202, any subsequent capital increase or the fulfilment of the Company's undertaking pursuant to Subclause 13.1 Sentence 2.

13.2 The parties to this Agreement acknowledge that the appointment of Mr. Weber und Professor Dr. Lubbert as managing directors of Biofrontera GmbH and Biofrontera Discovery GmbH respectively may not have been correct. The Company undertakes to do everything necessary or appropriate to pursue that Mr. Weber and Professor Dr. Lubbert are appointed as managing directors of Biofrontera GmbH and Biofrontera Discovery GmbH appropriately by Biofrontera AG represented in the respective shareholders meetings of Biofrontera GmbH and Biofrontera Discovery GmbH by the Supervisory Board of Biofrontera AG. The Management Board undertakes to report to the Supervisory Board about the status of the Company's undertaking regularly to each meeting of the Supervisory Board.

13.3 The parties to this Agreement undertake to perform all such measures which are necessary and appropriate to ensure the registration of the Silent Partnership I and the Silent Partnership II which have not yet been registered with the commercial register.

14.   Press/Media

      With regard to the fundraising of DNAPrint the Company and DNAPrint shall without undue delay after signing of this Agreement and in good faith agree to the content of an initial press release pertaining to the investment as contained in this Agreement, as well as to the time at which this press release shall be made. DNAPrint is entitled to publish all statements which are required under applicable US securities laws and regulations and stock exchange rules. The Company shall cooperate fully with DNAPrint in its filing with the US Securities and Exchange Commission of a current report on Form 8-K disclosing the transaction contemplated by this Agreement, and any financial statements and other financial information required to be filed with such report, all in a timely fashion. The Company shall cooperate, and shall cause its accountants to cooperate, in the preparation of such financial statements and other financial information. The parties acknowledge that such filing and the relationship between the Company and DNAPrint created by this Agreement will require DNAPrint to file and to make publicly available the text of this Agreement and any other Agreements executed by DNAPrint in connection with the transaction contemplated by this Agreement.

15.   Status of this Agreement

15.1 The Shareholders will regulate their legal relationship as shareholders of the Company by entering into the separate Accession Agreement on the same date as this Agreement.

15.2 The JV Framework Agreement to be entered each by Biofrontera Pharmaceuticals GmbH and DNAPrint on the same date as this Agreement, this Agreement and the Accession Agreement shall supersede and replace the Letter of Intent between DNAPrint and the Company dated 23 June 2004. The Shareholders' Agreement shall remain effective as amended by this Agreement and the Accession Agreement. The Investment Agreement is unaltered by this Agreement and remains effective. The parties to this Agreement acknowledge that there are no side-agreements to this Agreement.

16.   Right to Rescind

16.1  Biofrontera shall have the right to rescind this Agreement in writing if

      (a) the SEC Approval is not granted within 130 days after the signing of this Agreement; or

      (b) DNAPrint does not sign the subscription certificate in accordance with Subclause 2.2; or

      (c) DNAPrint does not pay the first installment of the Issue Price pursuant to Subclauses 2.3 and 2.6.

16.2 If Biofrontera rescinds this Agreement the obligations of the Current Shareholders and the Company pursuant to Clauses 10 and 11 shall survive mutatis mutandis subject to that the Current Shareholders undertake to pass the shareholders' resolution substantially in the form of Annex 6 instead of a shareholders' resolution substantially in the form of Annex
      5. The preceding sentence shall apply until all obligations pursuant to this sentence are complied with.

16.3 If the right to rescind is exercised, there shall be no liability or obligation under or due to this Agreement on the part of either party due to the rescission.

17.   Closing

      17.1 The consummation of this Agreement, save for the consummation of the additional financing set forth in Subclause 17.4, shall take place 20 days after SEC Approval has been granted or such other date as the parties hereto may agree upon from time to time, however no later than 31 January 2005 (the Initial Closing). The following measures and actions shall be taken on or before the Initial
            Closing:

      (a)   The Current Shareholders shall resolve on the following issues:

            (i) Appointment of the members of the Supervisory Board nominated by DNAPrint in accordance with Subclause 2.4 of the Shareholders' Agreement as amended by the Accession Agreement.

            (ii) Amendment of the Articles of Association in accordance with Subclause 3.1 of the Shareholders' Agreement as amended by the Accession Agreement.

      (b) Subject to the conditions set forth in Subclause 17.2 DNAPrint shall have signed and delivered a subscription certificate for 2,157,497 Preferred B, provided that such subscription certificate stipulate that the obligation to subscribe for new shares shall expire 6 months after the capital increase was resolved;

      (c) Subject to the conditions set forth in Subclause 17.2 DNAPrint shall make payment of the first instalment as set forth in Subclause 2.3;

      (d)   Subject to the fulfilment of the actions set forth under Paragraphs
            17.1 (a) through and including 17.1 (c) and subject to the conditions in Subclause 17.2 below the Company shall apply for registration of the passed resolutions with the commercial register as soon as reasonably practicable.

17.2 The actions set forth in Subclause 17.1 are subject to the following cumulative conditions precedent:

      (a)   Signing and delivery of the Accession Agreement; and

      (b)   Signing and delivery of this Agreement by all parties concerned; and

      (c)   SEC Approval.

      Each party to this Agreement shall be entitled to individually rescind this Agreement by giving notice to the Company, which shall then inform all other parties to this Agreement, if the Initial Closing has not occurred until 31 January 2005. Subclauses 16.2 and 16.3 shall apply.

17.3 The consummation of the additional financing in accordance with Clause 11, if any, shall take place on or before 18 September 2005 (the Subsequent Closing). In particular the following measures and actions shall be taken on or before the Subsequent Closing:

      (a) The subscribers of the newly issued shares ("New Investors") become a party to this Agreement, and to the Shareholders' Agreement as amended by the Accession Agreement.

      (b) The New Investors sign and deliver subscription certificates for the shares to the Company.

      (c) The New Investors make the payment of the subscription price for the shares they subscribe for.

      (d)   Subject to the fulfilment of the actions set forth under Paragraphs
            17.3 (a) to 17.3 (d), the Company shall apply for registration of the passed resolutions with the commercial register as soon as reasonably practicable.

      The consummation of the additional financing shall be deemed to have failed, and all actions already taken with respect to such consummation shall be deemed null and void, if the Subsequent Closing has not occurred until 18 September 2005.

18.   General

18.1 The Preferred Shareholders are entitled to transfer their rights deriving from this Agreement in whole or in part to the entities determined in Clause 13 of the Shareholders' Agreement. Preferred Shareholders' rights arising from this Agreement which depend directly or indirectly on the circumstance that the Preferred Shareholder is a Shareholder may be transferred to the extent that the right may reasonably be separated from the holding of the Shares; e.g. claims due to Preference in Proceeds may be transferred. The Preferred Shareholders shall give notice in writing about any such transfer to the Company.

18.2 If this Agreements provides that an obligation is undertaken vis-a-vis a group, e.g. as in Paragraph 2.4 each single person/entity of the group vis-a-vis whom the obligation was undertaken shall be entitled to enforce the obligation.

18.3 BSV II and HIPB shall always act through BSV II who is herewith authorized by HIPB to act in the name and on behalf of HIPB and to act as receiving agent.

18.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement fulfils any written form requirements or other form requirements requisite for amendments and additions to the Shareholders' Agreement (such as Clause 24.6 of the Shareholders' Agreement) and the Investment Agreement (such as Clause 12.5 of the Investment Agreement).

18.5 Each party to this Agreement authorises Biofrontera AG to receive the respective declaration of will consenting to this Agreement of the other parties. The parties to this Agreement agree that Biofrontera AG shall collect and keep the signed copies of this Agreement. Biofrontera AG shall notify the parties to this Agreement if all parties to this Agreement consented.

18.6 Amendments and additions to this Agreement are only effective if made in writing, to the extent that notarisation is not required. The written form requirement also applies to any waivers, including a waiver of the written form requirement.

18.7 Should individual terms of this Agreement be or become invalid or unenforceable or should this Agreement contain gaps, the validity of the remaining terms of the Agreement shall remain unaffected. In place of the invalid, unenforceable or missing term, a valid term upon which the parties would have reasonably agreed, had they been aware at the signing of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed upon. Should a term of this Agreement be or become invalid because of the scope of performance for which it provides, then the agreed scope of performance shall be amended to correspond with the extent legally permitted.

19.   Governing Law and Jurisdiction

19.1 This Investment Agreement is governed by and shall be construed in accordance with the laws of the Federal Republic of Germany.

19.2 To the extent legally permissible, each party submits to the exclusive jurisdiction of the courts of Frankfurt am Main, Germany for all purposes relating to this Agreement. The parties waive any objection to the German courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute. DNAPrint shall at any time have appointed an agent for service of process domiciled in Germany and undertakes to inform the Company of any change within a period of ten (10) days after the change has been effected. ss. 170 of the BGB shall remain unaffected. DNAPrint herewith appoints Mayer, Brown, Rowe & Maw LLP, Bockenheimer Landstra(beta)e 98-100, 60323 Frankfurt am Main as its agent in Germany for service of process.

Prof. Dr. Hermann Lubbert                                  Dr. Christine Stichel-Gunkel
---------------------------------------------------------  ------------------------------------------------------

Dr. Montserrat Foguet-Lubbert                              Christian Schramm
---------------------------------------------------------  ------------------------------------------------------

Richard Gabriel                                            Dr. Barbara Welters
---------------------------------------------------------  ------------------------------------------------------

Monica Tamborini                                           Dr. Beate Schmitz
---------------------------------------------------------  ------------------------------------------------------

LeVenture Kapitalbeteiligungsgesellschaft mbH & Co. KG,    Regina Hiltawsky
---------------------------------------------------------  ------------------------------------------------------

TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH       Ulrike Ebel
---------------------------------------------------------  ------------------------------------------------------

3i Group Investments Limited Partnership                   Prof. Dr. Detlev Riesner
---------------------------------------------------------  ------------------------------------------------------

PRICAP Venture Partners AG,                                Heidelberg Innovation BioScience Venture II GmbH &
                                                           Co. KG
---------------------------------------------------------  ------------------------------------------------------

TRE Holding AG                                             Heidelberg Innovation Parallel-Beteiligungs GmbH &
                                                           Co. KG a.A.
---------------------------------------------------------  ------------------------------------------------------

tbg Technologie-Beteiligungs-Gesellschaft mbH              Stefan Weber
---------------------------------------------------------  ------------------------------------------------------

Dr. Peter Engels                                           Biofrontera AG represented by the Managing Board
---------------------------------------------------------  ------------------------------------------------------

Armin Ollig,                                               Biofrontera Pharmaceuticals GmbH
---------------------------------------------------------  ------------------------------------------------------

Dr. Stefan Zwilling                                        Biofrontera Discovery GmbH
---------------------------------------------------------  ------------------------------------------------------

Inga Engels-Kunz                                           DNAPrint
---------------------------------------------------------  ------------------------------------------------------

----------
Biofrontera AG represented by the Supervisory Board to the extent rights and obligations between the Managing Board and the Company are established by this Agreement.
-

                                    Annex 1

                        Share Sale and Transfer Agreement

between

(1) DNAPrint,

                                     hereafter referred to as DNAPrint or Seller

and

(2)      [   ]

                                          hereafter referred to as the Purchaser

Preamble:

The Seller holds o in Biofrontera AG, a German stock corporation registered with the commercial register of the local court Cologne under HRB 49717, with its principle office at Hemmelrather Weg 201, 51377 Leverkusen, Germany (hereafter referred to as Biofrontera AG). The share capital of Biofrontera AG amounts to EUR o and is divided into onon-par value shares with a proportional amount of the share capital of EUR 1,- each. The shares are in registered form and not certified; no single or multiple share certificates have been issued. The o held by the Seller are hereafter referred to as the Shares.

The parties to this Agreement therefore stipulate the following:

1.       Sale and Assignment of the Shares

1. Seller herewith sells o Shares to Purchaser including and together with all ancillary rights and associate rights of the Shares. The Purchaser accepts herewith the sale of the Shares.

2. Subject to the payment of the Purchase Price the Seller herewith assigns o Shares to the Purchaser including and together with all ancillary rights and associates rights of the Shares. The Purchaser accepts herewith the assignment of the Shares.

3. The right to all results of Biofrontera AG of the current fiscal year and all possible profits of Biofrontera AG incurred in previous fiscal years which have not yet been distributed to the shareholders of Biofrontera AG shall be sold and assigned as well.

2.       Purchase Price

1. The total purchase price for the Shares is EUR o (Euro o) (hereafter referred to as the Purchase Price). The Purchase Price is owed to Biofrontera AG (Sec. 328 BGB); Biofrontera AG shall have an own right to demand payment.

2. The Purchase Price becomes due two weeks after the consent requirements pursuant to Clause 4 have been fulfilled and the Purchaser has been notified thereof by the Seller. The Purchase Price is to be paid to the bank Biofrontera AG's account, account number o at o, bank code o.

3. Should any relevant tax authority or court rule that the sale and assignment of the Shares set out in Clause 1 is taxable for VAT, the Purchaser agrees to pay the VAT to Seller in accordance with such decision and applicable law.

3.       Warranty

         The Parties have decided to leave the statutory system of agreements on qualities and guarantees for the quality of the Shares as well as section 444 alternative 2 BGB, the applicability of which is in dispute but which in their view is not applicable, and in their place to provide for a separate provision of liability as follows:

         Seller guarantees the correctness and completeness of the following statements by means of an independent guarantee promise within the meaning of section 311 para 1 BGB, which according to the Parties' express intention does not constitute a guarantee for the quality of the Shares within the meaning of sections 443 para 1 alternative 1, 444 alternative 2 BGB but a promise which is made from the start only with the content restricted to the following:

         (a) Seller is the holder of the Shares. The Shares are not encumbered with third parties' rights (except for obligations under the agreements referred to in Annex 1).

         (b)      No further warranties and guarantees are granted.

4.       Consent Requirements/Assignment of Contract

1. The parties to this Agreement acknowledge that pursuant to Clause 8 (3) of Biofrontera AG's Articles of Association the assignment of the Shares requires the consent of Biofrontera AG. Pursuant to Clause 8 (3) sentence 2 of Biofrontera AG's Articles of Association Biofrontera AG's management board declares such consent on the basis of a shareholders' resolution. Additionally, Clause 26 (1) letter f of Biofrontera AG's Articles of Association provides that the holders of the preferred shares class B have to consent to the shareholders' resolution as well.

2. This Agreement shall become effective with the receipt of consent of Biofrontera AG to the Purchaser.

3. The parties of this Agreement agree to enter into an agreement stipulating the assignment of contracts to which the Seller is party substantially in the form of Annex 1.

5.       Final Provision

1. Costs and expenses in connection with this Agreement, if any, including the fees of Purchaser's advisers are to be borne by the Purchaser.

2. This Agreement is governed by and shall be construed in accordance with German law. To the extent legally permissible, jurisdiction for all disputes arising out of, or in connection with this Agreement shall be with the competent courts in Frankfurt am Main, Germany.

3. The parties irrevocably waive their right to seek dissolution of this Agreement after it has been completed.

4. Amendments and additions to this Agreement are only effective if made in writing, to the extend that notarisation is not required. The written form requirement also applies to any waivers, including a waiver of the written form requirement.

5. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6. Should individual terms of this Agreement be or become invalid or unenforceable or should this Agreement contain gaps, the validity of the remaining terms of the Agreement shall remain unaffected and in place of the invalid, unenforceable or missing terms a valid term for which the parties would have reasonably agreed, had they been aware at the signing of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed upon. Should a term of this Agreement be or become invalid because of the scope of performance for which it provides then the agreed scope of performance shall be amended to correspond with the extent legally permitted.

--------------------------                     ---------------------------------

place/date                                     o

                                               for and on behalf of

                                               Seller

--------------------------                     ---------------------------------

place/date                                     Purchaser

                                    Annex 2

                                   Guarantees

         For the purposes of this Annex 2 the Company shall mean both Biofrontera AG and its Subsidiaries, unless expressly stated otherwise.

                  Reference to the best knowledge of the Company means the best knowledge of the Company's Management Board and/or managing directors of the Subsidiaries, as the case may be.

(A)      Corporate Law Matters

(1) The Company is validly incorporated and existing. Except as described in Clause 13 of this Investment Agreement, Annex 2 A.1 completely and accurately reflects the Company's shareholder structure.

(2) All the issued and outstanding shares of the Company's capital stock have been duly and validly authorised and issued except as described in Clause 13 of this Investment Agreement, are fully paid in (including any applicable share premiums or any payments to the capital reserves as the case may be), and have not been repaid.

(3) Except as set forth in Annex 2 A.3, there exist no silent partnership agreements, loans with profit participation, participation rights or any other rights entitling to a share in the Company's profit, turnover or liquidation proceeds.

(4) Except as expressly described in this Investment Agreement, the Shareholders' Agreement as well as the Accession and Second Amendment to the Shareholders' Agreement and in the articles of association of the Company, and except as set forth in Annex 2 A.4, there exist, whether issued or not, no options, warrants or other rights to purchase, rights conferring an obligation to issue new shares or granting voting rights or rights to convert any obligation into or exchange any securities for shares of the Company.

(5) Except as described in Clause 13 of the Investment Agreement, the entries in the commercial register completely and accurately reflect the Company's corporate structure. Copies of up-to-date commercial register extracts are attached as Annex 2 A.5.

(6) The Company's Articles of Association in their version dated [14.11.2003] have not been modified or amended since. Except as set forth in Annex 2 A.6, there exist no other agreements between any shareholders or any third parties and the Company, relating to the shareholding in the Company.

(7) Except for the silent partnerships mentioned in Annex 2 A.3 and the shareholdings listed in Annex 2 A.7, the Company does not maintain any relationships under corporate law with any third parties such as shareholdings or sub-shareholdings in any other company.

(8) Except as described in Clause 13 of this Investment Agreement, the statements contained in the Preamble and in the Preamble of the Shareholders' Agreement dated 3 July 2003 under (A) to (N) are true and accurate. The Company and Professor Dr. Lubbert undertake to do or cause to be done everything reasonably necessary that the non-repayable subsidy of the state North-Rhine-Westphalia which has been granted in
         an amount of   4,031,316 will be paid out in accordance with its
         terms and will not become repayable.

(9) The Company has not been dissolved and has not been the subject of any action taken to dissolve it.

(10) The Company has full corporate power and authority to own or lease and to operate its properties and conduct its business as well as to enter into the DNA Print Investment Agreement and Shareholders' Agreement as well as the Accession and Second Amendment to the Shareholders' Agreement and to take all actions set forth therein and such agreements constitute valid and legally binding obligations of the Company.

(11) All issued and outstanding shares of share capital of subsidiaries of the Company are owned by the Company free and clear of any security interest, claim, lien, pledge, other encumbrance or third party rights, except as provided in this Investment Agreement, the Shareholders' Agreement as well as the Accession and Second Amendment to the Shareholders' Agreement.

(12) Except as provided in this Investment Agreement, the Shareholders' Agreement as well as the Accession and Second Amendment to the Shareholders' Agreement, the Preferred B issued to DNA Print will be duly authorised, validly issued, non-assessable and not subject to any pre-emption rights or other restrictions on transferability, subscription rights of Current Shareholders or similar rights; the Preferred B will be issued free from all pledges, adverse claims, liens and other third party rights of any nature whatsoever and DNA Print will be entitled to participate in all dividends and other distributions declared, paid or made after the signing of this Agreement.

(13) Except for the transfer of the Intellectual Property Rights still registered or applied for in the name of Biofrontera AG, Biofrontera AG's operative business has been validly transferred to Biofrontera Pharmaceuticals GmbH as agreed upon by Biofrontera AG and Biofrontera Pharmaceuticals GmbH in the Subscription Agreement and Contribution Agreement dated 19th March, 2002.

(B)      Balance Sheet Warranties / Business Plan

(1) The Business Plan of the Company issued in March 2004 which is attached as Annex 2 B.1 (the "Business Plan"), was prepared by applying the due care of a diligent businessman, and no facts specifically relating to the Company have been omitted which, if considered part of the Business Plan, may have a material adverse impact on the achievability of this plan and on the Company's financial situation and profits. The factual information relating to the Company underlying the Business Plan was true and correct as of its date of issue. The parties are aware of the fact that there is no guarantee as to the actual development of any projected figures or, in particular, the attainment of any desired research results.

(2) The financial statements of the Company for the year ended 31st December, 2003, prepared in accordance with German GAAP, which are attached as Annex 2 B.2, for the purposes of this Annex 2 referred to as the Financial Statements, have been confirmed by an audit . The Financial Statements accurately reflect the information contained in the Company's corporate records and documents and were accurately and completely prepared in accordance with the applicable statutory balance sheet provisions as well as German generally accepted accounting principles, observing the principle of balance sheet consistency. The balance sheet information as at the previous balance sheet date was and will be used and continued, applying the same legally permissible valuation principles. All existing valuation options have been applied and exercised consistently.

(3) All reserves and deferrals required pursuant to the applicable accounting principles under commercial law have been made. Insofar as such reserves and deferrals are optional, these options have been exercised in accordance with reasonable judgement of a prudent business man.

(4)      The Biofrontera AG's equity as of 31st December, 2003 amounts to
         8,972,576.01.

(C)      Financial Situation

(1) All assets which are material in connection with the operation of the Company, with the exception of any retentions of title under commercial law, are owned by the Company or used by virtue of contractually agreed licence rights, and the Company may freely dispose of these assets in connection with licence rights. Insofar as there exist any customary security rights (such as under the Loan), these have been created exclusively with respect to the Company's liabilities. In this respect, the Company has a right of disposal in its ordinary course of business.

(2) To the Company's best knowledge, there are no obligations of the Company in connection with any transactions which are likely to cause any losses.

(3) No insolvency proceedings have been applied for or instituted in respect of the Company's assets.

(4) The Company has not entered into any commitments under any pension, old-age or survivors' pension schemes or similar commitments except as set forth in the attached Annex 2 C.4.

(5) All material assets forming part of the Company's operating assets are in operating condition subject to ordinary wear and tear.

(6) Between the closing date of the Financial Statements and the date of the signing of this Agreement no changes have occurred in respect of the Company's financial situation which, objectively, may be of material importance with regard to the execution of this Agreement; in particular, no obligations have been entered into which have not been set off by reasonable consideration; no assets have been sold without reasonable and valuable consideration; and no damage or loss has been sustained which, individually or cumulatively, may have a material impact on the Company or its financial situation. The Company's business activities are accurately and truly reflected in the reporting document, the income statement and cash-flow statement (together referred to as Current Financial Statements) as set forth in the attached Annex 2 C.6. These Current Financial Statements were accurately and completely prepared in accordance with the applicable statutory balance sheet provisions as well as German general accepted accounting principles, observing the principle of balance sheet consistency. As of the date of the Current Financial Statements, there exist no liabilities other then those indicated in these Current Financial Statements or reflected as below-the-line-items. All liabilities have been entered into by the Company have been incurred in the ordinary course of business.

(7) Between the balance sheet date of the Financial Statements and the date of the signing of this Agreement, no withdrawals or distributions of profit (whether in cash or in kind, open or concealed) in respect of Biofrontera AG have been made or resolved upon.

(D)      Contractual Relationships of the Company

(1) All (i) agency, dealer, licence or other agreements relating to Intellectual Property as defined in E below, research, consultancy, co-operation as well as (ii) all supply and lease agreements, obligations to accept or terms and conditions constituting liabilities
         in excess of   50,000.00 in an individual case as well as (iii)
         any agreements with any shareholder, director, officer, or relatives within the meaning of Section 15 of the German Tax Code or affiliated companies within the meaning of Section 15 et seq. German Stock Corporation Act are listed in Annex 2 D.1. To the best knowledge of the Company no cases of defective performance have occurred in relation to any of these agreements, and there exist no circumstances which may impair or put at risk the unchanged continued existence of these agreements. To the best knowledge of the Company there are no grounds for termination for an important reason.

(2) Outside the ordinary course of business, no contractually agreed liabilities have been entered into.

(3) The Company has not issued any guarantees or letters of comfort for the benefit of any third parties and is not contractually bound to guarantee the liabilities, or contingent liabilities, of any third parties.

(4) Except as set forth in Annex 2 D.4, the Company has not drawn upon any credit facilities.

(5) All employment and service agreements entered into by the Company providing for an annual remuneration (wage/salary payments, payments in
         kind and bonus) in excess of   50,000.00 to the relevant employee
         are listed in Annex 2 D.5.

(6)      Except as set forth in Annex 2 D.6, no wage and salary increases in
         excess of   1,000.00 per employee and month have been promised by
         the Company after the balance sheet date in respect of the Financial Statements.

(7) The Company has applied for, received and used the public subsidies listed in Annex 2 D.7, exclusively in accordance with the applicable statutory provisions and in observation of any official orders, restrictions and impositions. No public grants, in particular subsidies and/or allowances, are due for repayment by virtue of the execution, delivery and performance of this Agreement, the Shareholders' Agreement and the consummation of the transactions contemplated herby and thereby or on any other grounds.

(8) The Company has not entered into any futures, options or margin transactions.

(9) The Company has not entered into any agreements that would constitute a post-formation within the meaning of Section 52 Stock of the AktG.

(E)      Copyrights and Intellectual Property Rights

(1) The Company owns, or is licensed to use, all patents, patent applications, design and utility models, trademarks, service marks, trade names, copyright, internet domain names, trade secrets, information, know-how, formulas, recipes, inventions, proprietary rights and processes and other intellectual property rights, including, without limitation, all applications therefore, whether registered, unregistered or otherwise being capable of being protected (the "Intellectual Property") necessary for the research, development, commercialisation, marketing and similar activities as now conducted by the Company and as proposed to be conducted in the Business Plan, without any conflict with or infringement of the rights of others.

(2) Except as set forth in Annex 2 E.2, the Company is not obligated to make any payments by way of royalties, profit or margin sharing, fees or otherwise to any owner or licensor of any other Intellectual Property, with respect to the use thereof or in connection with the conduct of its business, or otherwise. Except as set forth in Annex 2 E.2, the Company has not granted any third party any option, license or other right of any kind to the Intellectual Property.

(3) To the Company's best knowledge, there is no infringement by a third party of any of the Company's rights in the Intellectual Property. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed in the Business Plan, would violate any Intellectual Property or other proprietary rights of any other person or entity, nor is there, to the Company's best knowledge, any basis for any such violation.

(4) Except for the engagement of Professor Dr. Lubbert with the University of Bochum and the engagement of Mrs. Grun-Wollny regarding her laboratory, to the Company's best knowledge, none of its key employees and managing directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted.

(5) Except as set forth in Annex 2 E.5, to the Company's best knowledge its employees do not own or have rights to any Intellectual Property (patents, licenses, other intellectual property rights) other than employee service inventions of which any royalty payment could be demanded from the Company or the Company's business could be impeded or prohibited in any material respect. The Company has taken reasonable measures to be informed by its employees of any free inventions.

(6) Except as set forth in Annex 2 E.6 all reported employee inventions have been claimed and claims of employees relating to such inventions have been paid in full at their due dates in accordance with the agreements entered into between the Company and the respective employees.

(7) Except as reflected in Annex 2 E.7 and except as provided in this Investment Agreement and the transactions contemplated therein, the consummation of the transactions contemplated in this Investment Agreement does not lead to a loss or an impairment of any of the Intellectual Property of the Company.

(8) Attached hereto as Annex 2 E.8 is a true and complete list of all patents, copyrights, registered trademarks, design and utility models as well as applications therefore owned by the Company.

(9) Attached hereto as Annex 2 E.9 is a true and complete list of all license and other agreements the Company is a party to with respect to the Intellectual Property of any third party that is used within the business of the Company and that is not generally available.

(10) The Company has complied in all material respects with all formalities and paid all fees due and carried out all necessary actions which a prudent businessman would take, taking into consideration the economic significance of the relevant Intellectual Property , to protect and enforce the Intellectual Property, and has administered such rights in the ordinary course of business.

(11) Except as disclosed in Annex 2 E.8 attached, no Intellectual Property is subject to any outstanding judgment or injunction, judicial order or decree, agreement or encumbrance restricting the use of this right by the Company or restricting the licensing of this right by the Company to any third party, and there are no known circumstances which can reasonably be expected to lead to such proceedings.

(12) The Company ensured the use of all Intellectual Property of Biofrontera AG by Biofrontera Pharmaceuticals GmbH.

(F)      Permits, Taxes, Social Security Contributions

(1) The Company has, obtained all material official permits which are required or material for carrying out and continuing the Company's current business as well as for the distribution of its products. All of the said permits and consents were duly applied for, are valid and effective, and the Company's Management Board, managing directors and proxies are not aware of anything which may cause these permits or consents to be revoked or restricted or which may cause any restrictions to be imposed as a consequence of this Agreement, and no such measures have been threatened.

(2) All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry by any taxation authority has been made in connection with any such transaction.

(3) The Company is, to its best knowledge, not liable to pay taxation in respect of any constructive dividends in any relevant jurisdiction.

(4) Details of all losses available for tax purposes to the Company are set out in Annex 2 F.4. To the Company' best knowledge and subject to tax audit all reasonable action has been taken to secure such losses to be allowed, except for the consummation of the transactions contemplated by this Investment Agreement There will be no liability of the Company vis-a-vis the German tax authorities resulting from the spin-off of the Company's assets to Biofrontera Pharmaceuticals GmbH effected by 1 January, 2002. Notwithstanding this and in case the German tax authorities will disregard the tax treatment of the spin-off by the Company ("Reclassification"), any claims resulting from such Reclassification (i) have been and will be offset against any current and future loss carry-forwards and/or loss carry-backwards and (ii) have been and will be offset against any current and future amortization amounts resulting from the amortization of the goodwill created by the spin-off. Due to the aforementioned measures the additional tax burden resulting from a Reclassification will be nil.

(5) Except as set forth in Annex 2 F.5 attached, all taxes, social security contributions and other public duties, whether owed directly or indirectly, in particular any corporation tax, turnover tax, unemployment and pension insurance contributions, wage and salary tax and all amounts of interest or default interest and surcharges on arrears in respect of these taxes and duties have been duly declared and paid when due.

         All required declarations towards the competent tax authorities and social security institutions have been duly made in respect of the period of time until the signing of this Agreement.

(6) Wage tax and social security audits in respect to the Company have not resulted in any material objections. No audits by any tax authorities or social security institutions have been carried out in respect of the Company and no such audits are currently carried out or pending.

(G)      Legal Compliance

(1) To its best knowledge the Company has complied with all material laws and directives, judgments, orders writs, public agreements, permits and other authorizations and ordinances issued on that basis, insofar as they relate to the facilities and business establishments used by it. The Company has not received any notices to the effect that it is in breach of any laws or any other provisions enacted under these laws.

(2) Except as described in Clause 13 of this Investment Agreement the offer, authorization and issuance of the Preferred B as contemplated by this Agreement comply with (i) the Company's Articles of Incorporation, as amended in accordance with the terms of this Agreement (ii) any judgement or order statute, rule or regulation to which the Company is subject or (iii) any material agreement. The execution and performance of this Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not affect the validity of any material agreement to which the Company is subject or result in a termination right of the other party to such agreement.

(3) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, customer contract or other agreement.

(H)      Legal Disputes

         No legal or administrative proceedings or investigations are pending or have been threatened, and no such proceedings are, to the Company's best knowledge, foreseen or are to be expected in the light of any specific circumstances. The Company is not a party or subject to the provision of any outstanding order, writ, injunction, judgment, settlement or decree of any court or government agency resulting from a legal dispute. There is no action, suit proceeding or investigation by the Company currently pending or that the Company intents to initiate.

(I)      General

         The documents provided fully reflect the legal relationships and aspects mentioned in the preceding Guarantees.

(J)      Governmental Consents

         No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any German or other governmental authority on the part of the Company is or will be required in connection with the consummation of the transactions contemplated by this Agreement or the Shareholders Agreement save for registration of the capital increase and the amendment to the Articles of Incorporation contemplated hereby and by the Accession and Second Amendment to the Shareholders' Agreement date 3 July 2003 to be entered into between the parties with the Commercial Register.

(K)      Marketing Rights

        Except as set forth in Annex 2 K, the Company has not granted any rights or options to license, market, produce or sell its products and services to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, distribute, market or sell its products and services.

(L)      Outstanding Debt

         Except as set forth in Annex 2 L, the Company has no outstanding indebtedness for borrowed money or pledges, and is not a guarantor or otherwise contingently liable for any such indebtedness, except additional indebtedness incurred, assumed or guaranteed since [o] for immaterial amounts. There exists no default under the provisions of any instrument evidencing any such indebtedness or of any agreement relating thereto.

(M)      Insurance Coverage

         The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

(N)      Disclosure

         The Company has not knowingly withheld from DNAPrint any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No statement in any certificate, annex, schedule, statement or other document furnished or to be furnished to DNAPrint pursuant hereto or in connection with the transactions contemplated hereby knowingly contains any untrue statement of a material fact or knowingly omits to state any material fact necessary to make the statements herein or therein not misleading. The financial and other projections provided to DNAPrint, if any, were prepared in good faith and based on reasonable assumptions; however, the Company does not warrant that it will achieve such projections.

                                    Annex 3

                               Due Diligence Index

                                    Annex 4

                               Contingent Capital

(1) The Management Board is authorized to issue, with approval of the Supervisory Board, until December 31, 2005, in one or several transactions convertible bonds with an aggregate nominal value of (euro) 60,000 and with a term of up to five years and to grant the holders of these convertible bonds the right to convert the bonds into non-par value registered shares as voting preference shares class B having an aggregate nominal value of (euro) 60,000 (Contingent Capital II) in accordance with the terms and conditions of the convertible bonds.

(2) The holders of the convertible bonds are granted the right to convert each convertible bond into one non-par value registered share as voting preference share class B in accordance with the terms and conditions of the convertible bonds.

(3) The conversion price to be determined per share of the Company shall amount to at least (euro) 8.67.

(4) The conversion price can, pursuant to an anti-dilution protection clause and in accordance with the terms and conditions of the convertible bonds, be adjusted by a cash payment or reduction of the conversion price upon exercise of the conversion rights if the Company increases its share capital or issues further convertible bonds or other bonds and grants subscription rights to its shareholders but does not grant subscription rights to the holders of the convertible bonds as they would be entitled to had they already exercised the conversion rights before the capital increase or the issuance of further bonds. Instead of a cash payment or a reduction of the conversion price the conversion ratio may also be adjusted, to the extend possible, by division by the reduced conversion price. The terms and conditions for the convertible bonds can also provide for anti-dilution protection in the case of a capital decrease.

(5) The Management Board is authorized to determine further details of the issuance and conditions of the convertible bonds, such as interest rate, issue price, division, exercise price, transferability or conversion period.

(6)    The statutory subscription rights of the shareholders are excluded.

(7) The convertible bonds may only be issued to the following persons and companies:

      o Heidelberg Innovation BioScience Venture II GmbH & Co. KG, Im Neuenheimer Feld 581, 69120 Heidelberg, Germany.

      o Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KGaA, Im Neuenheimer Feld 581, 69120 Heidelberg, Germany

      o 3i Group Investments Limited Partnership, 91 Waterloo Road, SE1 London 8XP, GB

      o     TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH,
            Spinnmuhlengasse 9, 50676 Koln, Germany

      o     Prof. Dr. Detlev Riesner, Sonsbecker Stra(beta)e 17, 40547
            Dusseldorf

(8)    The share capital of the Company is conditionally increased by up to
       (euro) 60,000 by issuance of up to 60,000 non-par value registered shares as voting preference shares class B (Conditional Capital II). The conditional capital increase is only implemented to the extend that holders of convertible bonds which the Management Board may issue in accordance with the terms of the shareholders' resolution of the September 18, 2004, exercise their conversion rights. The new shares participate in profits from the beginning of the fiscal year which is running when the conversion right is exercised. The Management Board is authorized to determine further details of the implementation of the contingent capital increase with approval of the Supervisory Board.

(9) ss. 7 of the articles of association is amended by the following sub-paragraph 4:

       "The share capital is conditionally increased by (euro) 60,000 (Conditional Capital II). The conditional capital increase is only implemented to the extend that holders of convertible bonds which the Management Board may issue in accordance with the terms of the shareholders' resolution of September 18, 2004 exercise their conversion rights. The new shares participate in profits from the beginning of the fiscal year which is running when the conversion right is exercised. The Management Board is authorized to determine further details of the implementation of the contingent capital increase with the approval of the Supervisory Board.

                                    Annex 5

                              AUTHORIZED CAPITAL IV

(1) The Management Board is authorized to increase the share capital with the approval of the Supervisory Board until September 17, 2009 in one or several transactions by an aggregate amount of (euro) 1,078,799 by issuing up to 1,078,799 new non-par value registered shares as voting preference shares class A or B each having a calculated nominal value of (euro) 1.00 against cash payment or contribution in kind (Authorized Capital IV). The Management Board is expressly authorized to issue the new shares also at the lowest issue price pursuant to ss. 9 (1) Stock Corporation Act. The subscription rights of the shareholders are excluded.

(2) The Management Board is authorized to determine further details of the shares and the conditions of the share issuance with the approval of the Supervisory Board.

(3) ss. 7 of articles of association is amended by a new sub-paragraph 8 which reads as follows:

       "The Management Board is authorized by resolution of the shareholders' meeting of September 18, 2004 to increase the share capital of the Company with the approval of the Supervisory Board until September 17, 2009, in one or several transactions by an aggregate amount of up to
       (euro) 1,078,799 by issuance of up to 1,078,799 new non-par value registered shares as voting preference shares class A or B, each having a calculated nominal value of (euro) 1.00 against cash payment or contribution in kind (Authorized Capital IV). The Management Board is expressly authorized to issue the new shares also at the lowest issue price pursuant to ss. 9 (1) Stock Corporation Act. The subscription rights of the shareholders are excluded. Further details of the shares and the conditions of the share issuance are determined by the Management Board with the approval of the Supervisory Board."

(4) The Supervisory Board is authorized to adjust the wording of ss. 7 of the articles of association (share capital) after complete or partial implementation of the capital increase or after expiration of the authorization period.

                                    Annex 6

                             Authorised Capital III

First Shareholders' Resolution

(1) The Authorized Capital II is revoked in an amount of EUR 162,000 to the effect that the highest amount is reduced to EUR 189,722.00 and the maximum number of shares that can be issued is reduced to 189,722. In all other respects, the Authorized Capital II remains unaffected.

(2)    ss. 7 (6) of the articles of association is newly worded as follows:

       "The Management Board was authorized by resolutions of the shareholders' meetings of July 3, 2003 and September 18, 2004 to increase the share capital of the Company with the approval of the Supervisory Board until July 3, 2008 in one or several transactions by up to EUR 189,722 by issuing up to 189,722 new non-par value registered shares as voting preference shares class B, each having a calculated nominal value of EUR
       1.00 against cash payment (Authorised Capital II). The Management Board is expressly authorised to issue the new shares also at the lowest issue price pursuant to ss. 9 (1) Stock Corporation Act. The subscription rights of the shareholders are excluded. Further details of the shares and the terms of the share issuance are determined by the Management Board with approval of the Supervisory Board."

Second Shareholders' Resolution

(1) The Management Board is authorized to increase the Company's share capital with the approval of the Supervisory Board until September 17, 2009 in one or several transactions by up to EUR 162,000 by issuing up to 162,000 new non-par value registered shares as voting preference shares class B, each having a calculated nominal value of EUR 1.00 against cash payment or contribution in kind (Authorized Capital III). The Management Board is expressly authorized to issue the new shares also at the lowest issue price pursuant to ss. 9 (1) Stock Corporation Act. The subscription rights of the shareholders are excluded.

(2) The Management Board is authorized to determine further details of the shares and the terms of the share issuance with the approval of the Supervisory Board.

(3) ss. 7 of the articles of association is amended by a new sub-paragraph 7 which reads as follows:

       "The Management Board was authorized by shareholders' resolution of September 18, 2004 to increase the Company's share capital with the approval of the Supervisory Board until September 17, 2009 in one or several transactions by up to EUR 162,000 by issuing up to 162,000 new non-par value registered shares as voting preference shares class B, each having a calculated nominal value of EUR 1.00 against cash payment or contribution in kind (Authorized Capital III). The Management Board is expressly authorised to issue the new shares also at the lowest issue price pursuant to ss. 9 (1) Stock Corporation Act. The subscription rights of the shareholders are excluded. Further details of the shares and the terms of the share issuance are determined by the Management Board with the approval of the Supervisory Board."

(4) The Supervisory Board is authorized to adjust the wording of ss. 7 of the articles of association (share capital) after complete a partial implementation of the capital increase or after expiration of the authorization period.

                                    Annex 7

                                Power of AttornEy

                                                          Power of attorney

                                                          We

                            DNAPrint genomics, Inc.,

                                900 Cocoanut Ave.

                             Sarasota, FL 34236, USA

                                        herewith authorize each of the following

                    3i Group Investments Limited Partnership,

                                91 Waterloo Road,

                               SE1 London 8XP, GB,

              TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH,

                               Spinnmuhlengasse 9,

                              50676 Koln, Germany,

           Heidelberg Innovation BioScience Venture II GmbH & Co. KG,

           represented by Heidelberg Innovation Fonds Management GmbH,

             Im Neuenheimer Feld 581, 69120 Heidelberg, Germany, and

         Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A.,

           represented by Heidelberg Innovation Fonds Management GmbH,

               Im Neuenheimer Feld 581, 69120 Heidelberg, Germany

            - each of them as proxy entitled to represent us alone (each of them hereinafter referred to as the "Proxy") -

            to represent us as shareholder of

            Biofrontera AG

            with registered seat in Leverkusen,

            HRB 49717 of the local court Cologne,

            51377 Leverkusen,

            Hemmelrather Weg 201,

            Germany

            (hereinafter referred to as the "Company") in and outside of shareholders' meeting of the Company and to exercise all our rights as shareholder, in particular the voting right to effect the redemption or sale of our shares pursuant to Subclauses 3.1 to 3.4. of the DNAPrint Investment Agreement entered into on 18.09.2004 between the Company, its subsidiaries, its shareholders and us (DNAPrint Investment Agreement). The Proxy is in particular authorized for the following:
            a) to consent to resolutions concerning the redemption of our shares,
            b) to pass resolutions on share capital increases including resolutions on the decrease of the share capital;
            c) to pass resolutions on the consent of the transfer of our shares
            c) to pass resolutions on changes to or on the new formulation of the articles of association;
            d) to waive all requirements as to formalities and notice relating to the convocation of general meetings;
            e) to waive the submission of reports and audits.

            To effect the redemption or the sale of our shares the Proxy is authorized to take all steps to implement all resolutions passed in shareholders' meetings, execute all agreements and give all declarations which may be necessary or appropriate in connection with the redemption of our shares.

            The foregoing power of attorney is restricted to the extent that the Proxy may represent our company only if we are in default with our payment obligations under the DNAPrint Investment Agreement pursuant to Subclauses 3.3 and 3.4 of the DNAPrint Investment Agreement . The Proxy is authorized to represent other shareholders in addition to us as well.

            The Proxy is exempt from the restrictions of self contracting pursuant to sec. 181 of the German Civil Code. He is authorized to delegate this power of attorney. The German version of this power of attorney is authoritative.

            The power of attorney is governed by German law.

-----------------------                                   ----------------------
Place                                                     Date

on behalf of

                                    Annex 8

                                Power of ATtornEy

                                                           Power of attorney

                                                           We

                            DNAPrint genomics, Inc.,

                                900 Cocoanut Ave.

                             Sarasota, FL 34236, USA

                                       herewith authorize each of the following

                    3i Group Investments Limited Partnership,

                                91 Waterloo Road,

                               SE1 London 8XP, GB

              TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH,

                               Spinnmuhlengasse 9,

                               50676 Koln, Germany

           Heidelberg Innovation BioScience Venture II GmbH & Co. KG,

           represented by Heidelberg Innovation Fonds Management GmbH,

               Im Neuenheimer Feld 581, 69120 Heidelberg, Germany

         Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A.,

           represented by Heidelberg Innovation Fonds Management GmbH,

               Im Neuenheimer Feld 581, 69120 Heidelberg, Germany

            - each of them as proxy entitled to represent me/us alone (each of them hereinafter referred to as the "Proxy") -

            to represent us as shareholder of

            Biofrontera AG

            with registered seat in Leverkusen,

            HRB 49717 of the local court Cologne,

            51377 Leverkusen,

            Hemmelrather Weg 201,

            Germany

            (hereinafter referred to as the "Company")

            in and outside of shareholders' meeting of the Company and to exercise all our rights as shareholder, in particular the voting right and to pass resolutions of any kind. The Proxy is in particular authorized for the following:

            a) to consent to resolutions concerning the redemption of our shares,
            b) to consent to resolutions concerning the consent to the sale of our shares
            c) to pass resolutions on share capital increases including resolutions on authorized capital;
            d) to pass resolutions on changes to or on the new formulation of the articles of association;
            e) to waive all requirements as to formalities and notice relating to the convocation of general meetings;
            f) to waive the submission of reports and audits.

            To implement all the resolutions passed in shareholders' meeting the Proxy is authorized to take all steps, execute all agreements and give all declarations which may be necessary or appropriate in connection with our position as shareholder.

            The foregoing power of attorney is restricted to the extent that the Proxy may represent our company only if we are in default with our payment obligations under the DNAPrint Investment Agreement entered into on 18.09.2004 between the Company, its subsidiaries, its shareholders and us (DNAPrint Investment Agreement) pursuant to Subclauses 3.3 and 3.4 of the DNAPrint Investment Agreement . The foregoing power of attorney is further restricted to the extent that the Proxy may represent us only with respect to those shares and may only exercise the voting rights of those shares which are subject to a redemption or sale pursuant to Subclauses 3.1-3.4 of the DNAPrint Investment Agreement. The Proxy is authorized to represent other shareholders in addition to us as well.

            The Proxy is exempt from the restrictions of self contracting pursuant to sec. 181 of the German Civil Code.

            He is authorized to delegate this power of attorney. The German version of this power of attorney is authoritative.

            The power of attorney is governed by German law.

Place,                     Date

                                       41
<